SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 16, 2008

(Date of earliest event reported)

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

612-330-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01.  Other Events

On January 16, 2008, Xcel Energy Inc., a Minnesota corporation (the “Company”), sold $400 million in aggregate principal amount of the Company’s 7.60% Junior Subordinated Notes, Series due 2068 (the “Notes”).  The Notes are being issued pursuant to the registration statement on Form S-3 (File No. 333-134660) (the “Registration Statement”) as amended by Post-Effective Amendment No. 1.  A prospectus supplement relating to the offering and sale of the Notes was filed with the Securities and Exchange Commission on January 14, 2008.  The Notes will be governed by a Junior Subordinated Indenture, dated as of January 1, 2008, entered into by and between the Company and Wells Fargo Bank, National Association, as trustee, as supplemented by Supplemental Indenture No. 1 thereto.

In connection with the offering and sale of the Notes, the Company entered into a Replacement Capital Covenant, dated January 16, 2008, for the benefit of holders of its currently outstanding 6.50% Senior Notes due July 1, 2036 whereby the Company agreed that it will not redeem or purchase, or otherwise satisfy, discharge or defease, the Notes, and that none of its subsidiaries will purchase the Notes, prior to January 1, 2038 unless, subject to certain limitations, during the 180 days prior to the date of such redemption, purchase or defeasance the Company has received a specified amount of proceeds from the sale of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Notes at the time of redemption, defeasance or purchase.

This Current Report on Form 8-K is being filed to report as exhibits certain documents for incorporation by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits

Exhibits

4.01	Junior Subordinated Indenture, dated as of January 1, 2008, by and between the Company and Wells Fargo Bank, National Association, as trustee.

4.02	Supplemental Indenture No. 1, dated January 16, 2008, by and between the Company and Wells Fargo Bank, National Association, as trustee.

4.03	Replacement Capital Covenant, dated January 16, 2008.

5.01	Opinion of Michael C. Connelly regarding the validity of certain securities.

8.01	Opinion of Jones Day regarding certain tax matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Xcel Energy Inc.

By:	/s/ Teresa S. Madden
Name:	Teresa S. Madden
Title:	Vice President and Controller

Dated:  January 16, 2008